Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of Talen Energy Corporation of our report dated March 14, 2024, except for the financial statement schedule, as to which the date is April 4, 2024 relating to the financial statements and financial statement schedule of Talen Energy Corporation (Successor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 1, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of Talen Energy Corporation of our report dated March 14, 2024 relating to the financial statements of Talen Energy Supply, LLC (Predecessor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 1, 2024
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